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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 4 to the Registration Statement on Form SB-2 for RX Technology Holdings, Inc. (formerly known as Valley Excavation and Trucking, Inc.), of our report dated January 14, 2000, relating to the December 31, 1999 and 1998 financial statements of Valley Excavation and Trucking, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Pritchett, Siler & Hardy, P.C

PRITCHETT, SILER & HARDY, P.C.


Salt Lake City, Utah
August 2, 2000